                                                                   EXHIBIT 10.5



                             AGREEMENT OF EXCHANGE


         THIS AGREEMENT OF EXCHANGE (this "Agreement"), dated as of July 25, 1994, by and between AIRTOUCH COMMUNICATIONS, a California corporation ("ATI"), and U S WEST, INC., a Colorado corporation ("USW"),

                              W I T N E S S E T H:

         WHEREAS, ATI and USW are parties to that certain Joint Venture Organization Agreement dated as of the date hereof (the "Organization Agreement"), providing for a series of transactions, including the establishment of a partnership to be known as WMC Partners, L.P. ("WMC") pursuant to that certain Agreement of Limited Partnership of WMC Partners, L.P., dated as of the date hereof (the "WMC Partnership Agreement"); and

         WHEREAS, USW holds a direct beneficial ownership interest in WMC (such interest in WMC to the extent it continues to be beneficially held by USW from time to time hereafter, the "WMC Interest"); and

         WHEREAS, each of USW and ATI have certain rights to cause the direct or indirect exchange of the WMC Interest for capital stock of ATI (the "Exchange");

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                                  THE EXCHANGE

         1.1. Manner of the Exchange. Upon the terms and subject to the conditions set forth herein, the parties agree that the Exchange shall be effected either pursuant to (i) a merger (the "Merger"), as set forth in the Agreement and Plan of Merger attached hereto as Exhibit A (the "Merger Agreement"), or (ii) a sale by USW or a subsidiary thereof to ATI of the WMC Interest as described in Section 1.5(a) or (b) (the "Sale").

         1.2. Delivery of Notice. Except as otherwise provided in the Trust Agreement of Exchange dated as of the date hereof between ATI and USW (the "Trust Agreement of Exchange"), USW and ATI shall complete and execute the Merger Agreement and employ all reasonable efforts to satisfy the conditions to the Merger set forth in Article IV of the Merger Agreement upon the occurrence of any of the following:

         (a) During the period beginning on the latest of (i) the Phase II Closing Date, (ii) the PCS Contribution Date, or (iii) the earlier of (A) the New Par Contribution Date or (B) the Back-End Termination Date (as defined in the New Par Partnership Agreement dated as of August 1, 1991 between the PacTel Group and the CCI Group as currently in effect), and ending on the earlier of the 10th anniversary of the date hereof or the closing of the initial exchange described in Section 1.5 of the Trust Agreement of Exchange, ATI shall have received from USW written notice of USW's election to cause the Exchange to occur;

         (b) Following the later of (i) the date on which Final MFJ Relief first occurs or (ii) the 10th anniversary of the date hereof, and during any 90-day period referred to in Section 2.7(b) of the WMC Partnership Agreement if the dispute involves USW, USW shall have received from ATI written notice of ATI's election to cause the Exchange to occur; or

         (c) At any time after both (i) the date on which Final MFJ Relief first occurs and (ii) the date the USW Group first owns less than 5% of the aggregate Percentage Interests in WMC, USW shall have received from ATI written notice of ATI's election to cause the Exchange to occur.

         1.3.    Determination of Consideration.

         (a) General. Within ten business days after the date (the "Notice Date") when a notice shall have been delivered pursuant to Section 1.2, representatives of ATI and USW shall meet to determine the appropriate number of shares of capital stock of ATI to be exchanged for the WMC Interest (the "Final Number of ATI Shares"). In the event that such representatives of ATI and USW shall be unable to reach agreement with respect to the Final Number of ATI Shares within 30 business days after the Notice Date, the Final Number of ATI Shares and the Aggregate Consideration (as defined in subparagraph (h) below) shall be determined as follows.

         (b) Selection of Appraisers. ATI and USW each shall designate by written notice to WMC and the other a firm of recognized national standing familiar with appraisal techniques applicable to the determination of the Appraisal Number of ATI Shares (as defined below) to serve as an Appraiser pursuant to this Section 1.3 (the firms designated by ATI and USW being referred to herein as the "ATI Appraiser" and the "USW Appraiser," respectively) within 30 business days after the failure to reach mutual agreement referred to in paragraph (a) above. In the event that either ATI or USW fails to designate its Appraiser within the foregoing time period, the other shall have the right to designate such Appraiser by notifying the failing party in writing of such designation (and the Appraiser so designated shall be the ATI Appraiser or the USW Appraiser, as the case may be).

        (c) Evaluation Procedures. Each Appraiser shall be directed to determine the number of shares of capital stock of ATI equal to the quotient of
(i) (A) the Private Market Value (as defined in Section 6.1 hereof) or (B) in the case of an election by ATI pursuant to Section 1.2(c) hereof, the Fair Market Value (as defined in Section 6.1 hereof), in either case of the WMC Interest as of the Notice Date, divided by (ii) the Fair Public Market Value Per Share (as defined in Section 6.1 hereof) of ATI Common Stock (as defined in
Section 6.1 hereof) as of the Notice Date (the quotient for each such Appraisal being the "Appraisal Number of ATI Shares"). Each Appraiser also shall be directed to deliver a certificate (an "Appraiser's Certificate") to both ATI and USW upon the conclusion of its determination, which in no event shall be later than the 30th day after its respective designation, and each Appraiser's Certificate once delivered may not be retracted or modified in any respect. Each Appraiser will keep confidential all information disclosed by ATI and WMC in the course of conducting its evaluation, and, to that end, will execute such customary documentation as ATI and WMC reasonably may request with respect to such confidentiality obligation. ATI will provide, and ATI and USW will cooperate in causing WMC to provide, each Appraiser with such information within ATI's and WMC's possession that reasonably may be requested in writing by the Appraiser for purposes of its evaluation hereunder. The Appraisers shall consult with each other in the course of conducting their respective evaluations. Each Appraiser will be directed to comply with the provisions of this Section 1.3, and to that end each of ATI and USW will provide to its respective Appraiser a complete and correct copy of this Section 1.3 (and the definitions of capitalized terms used in this Section 1.3 that are defined elsewhere).

         (d) Determination of the Final Number of ATI Shares. The Final Number of ATI Shares shall be determined on the basis of the Appraisers' Certificates in accordance with the provisions of this paragraph. The higher of the Appraisal Number of ATI Shares set forth on the Appraisers' Certificates is hereinafter referred to as the "Higher Value" and the lower of the Appraisal Number of ATI Shares is hereinafter referred to as the "Lower Value." If the Higher Value is not more than 110% of the Lower Value, the Final Number of ATI Shares shall be the arithmetic average of such two Values. If the Higher Value is more than 110% of the Lower Value, a third appraiser shall be selected in accordance with the provisions of paragraph (e) below, and the Final Number of ATI Shares will be determined in accordance with the provisions of paragraph
(f) below.

         (e) Selection of and Procedure for Third Appraiser. If the Higher Value is more than 110% of the Lower Value, within seven days thereafter the ATI Appraiser and the USW Appraiser shall agree upon and jointly designate a third firm of recognized national standing familiar with appraisal techniques applicable to the determination of the Appraisal Number of ATI Shares to serve as an appraiser pursuant to this Section 1.3 (the "Third Appraiser"), by written notice to each of ATI and USW. ATI and USW shall direct the Third Appraiser to determine the Appraisal Number of ATI Shares (the "Third Value") in accordance with the provisions of paragraph (c) above, and to deliver to ATI and USW an Appraiser's Certificate on or before the 30th day after the designation of such Appraiser hereunder. The Third Appraiser will be directed to comply with the provisions of this Section 1.3, and to that end the parties will provide to the Third Appraiser a complete and correct copy of this Section
1.3 (and the definitions of capitalized terms used in this Section 1.3 that are defined elsewhere).

         (f) Alternative Determination of the Final Number of ATI Shares. Upon the delivery by the Third Appraiser of its Appraiser's Certificate, the Final Number of ATI Shares will be determined as provided in this paragraph
(f). The Final Number of ATI Shares will be (w) the Lower Value, if the Third Value is less than the Lower Value, (x) the Higher Value, if the Third Value is greater than the Higher Value, (y) the arithmetic average of the Third Value and the other Value (Lower or Higher) that is closer to the Third Value if the Third Value falls within the range between (and including) the Lower Value and the Higher Value and (z) the Third Value, if the Lower Value and the Higher Value are equally close to the Third Value.

         (g) Costs. ATI and USW each will bear the cost of the Appraiser designated by it or on its behalf. If the Higher Value is not more than 115% of the Lower Value, or if the Higher Value and the Lower Value are equally close to the Third Value, ATI and USW each shall bear 50% of the cost of the Third Appraiser, if any; otherwise, the party whose Appraiser's determination of the Final Number of ATI Shares is further away from the

Third Value shall bear the entire cost of the Third Appraiser. ATI and USW agree to pay when due the fees and expenses of the Appraisers in accordance with the foregoing provisions.

         (h) Aggregate Consideration. The aggregate consideration to be received by USW or a subsidiary thereof (the "Aggregate Consideration") in connection with the Merger or the Sale, as the case may be, shall consist of ATI Common Stock and, if necessary, shares of a series of preferred stock of ATI embodying the terms set forth in Exhibit B hereto (the "ATI Preferred Stock"), determined as follows:

                 (i) USW shall receive that number of shares of ATI Common Stock (rounded down to the nearest whole number) equal to the least of
         (A) the number of shares which would at the Effective Time of the Merger or the Closing of the Sale, as the case may be, have voting power equal to or less than 19.9% of the Voting Power Outstanding (as defined in Section 6.1 hereof) before the issuance of such shares, (B) the number of shares which at the Effective Time (as defined in the Merger Agreement) of the Merger or the Closing of the Sale, as the case may be, would be equal to or less than 19.9% of the number of shares of common stock of ATI outstanding immediately before the issuance of such shares; and (C) the Final Number of ATI Shares.

                 (ii) USW shall receive that number of shares of ATI Preferred Stock equal to the excess, if any, of the Final Number of ATI Shares over the number of shares of ATI Common Stock determined pursuant to clause (i) above.

         (i) Stock Adjustments. The Final Number of ATI Shares used in the calculations described in paragraph (d) and (f) above, and the Final Number of ATI Shares used in the calculations described in paragraph (h) above, shall be adjusted appropriately for stock splits, stock dividends, stock combinations, reclassifications and the like of ATI Common Stock subsequent to the Notice Date.

         (j) Conclusive Determination. To the fullest extent provided by law, the determination of the Final Number of ATI Shares made pursuant to this
Section 1.3 shall be final and binding on ATI and USW, and such determination shall not be appealable to or reviewable by any court or arbitrator.

         1.4. Execution of Merger Agreement. As soon as practicable following the determination of the Final Number of ATI Shares pursuant to
Section 1.3, but in no event later than 10 days thereafter, ATI and USW each shall complete and execute, and each shall cause its appropriate respective subsidiary to execute, the Merger Agreement in substantially the form set forth in Exhibit A hereto. The parties agree that ATI shall have the right to determine in its sole discretion the form and substance of Annexes A and B to the Merger Agreement.

         1.5. Right to Require Sale. In the event that either ATI or USW shall fail within 10 days after the determination of the Final Number of ATI Shares to have the Merger Agreement executed by their respective appropriate parties, the following shall apply:

         (a) If ATI shall have so failed, USW may deliver to ATI written notice requiring ATI to purchase the WMC Interest in exchange for the Aggregate Consideration plus, if ATI's failure shall have resulted from other than the prohibition of such execution by any order, decree or injunction of a court of competent jurisdiction or an action taken or any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity that makes execution of the Merger Agreement illegal, an amount equal to 35% of the taxable income attributable to such sale (net of the amount of taxable income that would have been generated by the Merger, such as income arising from deferred intercompany gain or an excess loss account in the stock of any USW HoldSub (as defined in Section 2.2(a))) (the "Tax Adjustment").

         (b) If USW shall have so failed, ATI may deliver to USW written notice requiring USW to cause the WMC Interest to be sold to ATI in exchange for the Aggregate Consideration.

         (c) In the event that either ATI or USW exercises its right to cause the purchase and sale transaction described in (a) or (b) above (the "Sale"), the provisions of Sections 1.6 and 1.7 and of Article IV shall be applicable.

         1.6. Sale Procedure. Any written notice delivered pursuant to paragraph (a) or (b) of Section 1.5 (a "Sale Notice") shall specify the closing date of the Sale, which closing date shall be at least 15 but not more than 30 business days after the date of such notice; provided, however, that such date shall be extended in order to permit the parties to obtain all requisite regulatory approvals.

         1.7. Closing. The closing of the Sale (the "Closing") shall take place at such time and place as the parties may agree and on the date specified in the Sale Notice or at such other time, date or place as may be agreed to by the parties or as extended pursuant to Section 1.6. The date and time at which a Closing occurs is referred to as the "Closing Date." At the Closing, USW shall cause to be assigned to ATI all right, title and interest in and to the WMC Interest, free and clear of any Liens (as hereinafter defined), and ATI shall simultaneously deliver to USW a certificate or certificates representing the Aggregate Consideration and, if the Sale is pursuant to Section 1.5(a), a wire transfer in the amount of the Tax Adjustment, if any, to an account designated by USW three business days in advance.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1. Representations and Warranties of ATI. ATI hereby represents and warrants to USW as follows:

         (a) Organization and Qualification. It is a corporation duly organized and existing in good standing under the laws of the State of California and has the corporate power to own its properties and to carry on its business as now being conducted.

         (b) Authorization; Enforcement. It has full legal right, power and authority to enter into and perform this Agreement; the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby, other than the approval by ATI's board of directors of the Merger Consideration (as defined in the Merger Agreement) and the approval of the Preferred Certificate (as defined in Section 3.1(a)), have been duly authorized by it; this Agreement has been duly executed and delivered by it and this Agreement constitutes its valid and binding obligation enforceable against it in accordance with its terms, except that (i) such enforcement is subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies and (ii) the remedies of specific performance and injunctive relief may be subject to general principles of equity.

         (c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any of its properties or assets pursuant to any agreement, indenture or instrument to which it is a party, or result in a violation of its certificate of incorporation or by-laws or any law, rule, regulation, order, judgment or decree applicable to it or by which any of its properties or assets is bound or affected. No consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance by it of this Agreement, except to the extent of (i) any applicable requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) any consent or approval of the FCC or any other federal or state governmental agency the necessity of which arises solely out of WMC's licenses or operations, (iii) any filings required under the Exchange Act, or
(iv) any filings expressly contemplated hereby.

         (d)     Authorization of ATI Common Stock and ATI Preferred Stock.
ATI has taken all necessary action to permit it to issue the number of shares of ATI Common Stock issuable pursuant to the terms of this Agreement, and prior to the Closing or the Effective Time, as the case may be, ATI will have taken all necessary action to permit it to issue the number of shares of ATI Preferred Stock issuable pursuant to the terms of this Agreement. Shares of ATI Common Stock and ATI Preferred Stock issued pursuant to the terms of this Agreement will, when issued, be validly issued, fully paid and nonassessable and no person will have any preemptive right of subscription or purchase in respect thereof.

         2.2. Representations and Warranties of USW. USW hereby represents and warrants to ATI as follows:

         (a) Organization and Qualification. It is, and each subsidiary thereof that holds the WMC Interest (a "USW HoldSub") will be at the time of the Closing, a corporation duly organized and existing in good standing under the laws of the state of its incorporation and it has, and each USW HoldSub at the time of the Closing will have, the corporate power to own its properties and to carry on its business as now being conducted.

         (b) Authorization; Enforcement. It has full legal right, power and authority to enter into and perform this Agreement; the execution and delivery of this Agreement by USW and the consummation by it of the transactions contemplated hereby have been duly authorized by it; this Agreement has been duly executed and delivered by it and this Agreement constitutes its valid and binding obligation enforceable against it in accordance with its terms, except that (i) such enforcement is subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies and (ii) the remedies of specific performance and injunctive relief may be subject to general principles of equity. At the time of the Closing, each USW HoldSub will have duly authorized the transactions contemplated hereby to the extent required and will have full legal right, power and authority to perform this Agreement.

         (c) No Conflicts. The execution, delivery and performance of this Agreement by it and the consummation by each of USW and, to the extent required, the consummation by each USW HoldSub, of the transactions contemplated hereby will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (as defined in paragraph
(d) below) on any properties or assets of any of them pursuant to any agreement, indenture or instrument to which any of them is a party or by which the properties or assets of any of them are bound or affected, or result in a violation of the certificate of incorporation or by-laws of any of them or any law, rule, regulation, order, judgment or decree applicable to any of them or by which any of the properties or assets of any of them is bound or affected. No consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance by each of USW and, to the extent required, by each USW HoldSub of this Agreement, except to the extent of (i) any applicable requirements under the HSR Act, (ii) any consent or approval of the FCC or any other federal or state governmental agency the necessity of which arises solely out of WMC's licenses or operations, (iii) any filings required under the Exchange Act, or
(iv) any filings expressly contemplated hereby.

         (d) Title. At the Effective Time or Closing, as the case may be, USW will be the sole record and beneficial owner of all of the capital stock of each USW HoldSub, free and clear of all liens, adverse claims, pledges, security interests, options, liabilities or other contractual, legal or equitable rights or encumbrances (collectively, "Liens"). At the Effective Time or Closing, as appropriate, USW or a USW HoldSub will be the sole legal and beneficial owner of the WMC Interest free and clear of all Liens; and immediately after the Effective Time or the Closing, as the case may be, ATI or a subsidiary of ATI will be the owner of all the right, title and interest of USW and each USW HoldSub to and in the WMC Interest free and clear of all Liens. The WMC Interest owned by USW constitutes, and at the Effective Time or the Closing, as the case may be, the WMC Interest held by each USW HoldSub will constitute, the entirety of any WMC interest held directly or indirectly by USW.

                                  ARTICLE III
                                   COVENANTS

         3.1. Covenants of ATI. During the period from the date hereof to the Effective Time or the Closing, as the case may be, except as specifically contemplated by this Agreement or as otherwise approved in writing by USW:

         (a) Designation and Reservation of Shares. ATI will reserve and keep available out of its authorized but unissued shares of capital stock the full number of shares of ATI Common Stock and ATI Preferred Stock, if any, at any time deliverable upon the consummation of the Merger or at the Closing, as the case may be. ATI agrees that prior to the Effective Time or the Closing Date, as the case may be, it will have filed with the appropriate public official in its state of incorporation a certificate (the "Preferred Certificate") designating a sufficient number of shares of ATI Preferred Stock.

         (b) No Inconsistent Agreements. After the date hereof, ATI shall not and shall not permit its Affiliates to, take any action or enter into any agreement inconsistent with the rights granted to USW hereunder or which could adversely affect the ability of ATI and USW to consummate the Merger or Sale as contemplated hereunder, including, without limitation, entering into any loan agreement or other arrangement containing terms or conditions which would limit or prohibit the consummation of the Merger or Sale.

         3.2. Covenants of USW. During the period from the date of this Agreement to the Effective Time or the Closing, as the case may be, except as specifically contemplated by this Agreement or as otherwise approved in writing by ATI:

         (a) No Inconsistent Agreements. After the date hereof, USW shall not, and shall not permit its Affiliates to, take any action or enter into any agreement inconsistent with the rights granted to ATI hereunder or which could adversely affect the ability of ATI, USW or any USW HoldSub to consummate the Merger or Sale as contemplated hereunder, including, without limitation, entering into any loan agreement or other arrangement containing terms or conditions which would limit or prohibit the consummation of the Merger or Sale.

        (b) Transfer of WMC Interest Prohibited. From and after the Notice Date, unless the Merger or the Closing shall have been abandoned pursuant to
Section 4.4, USW shall not, and shall not permit its subsidiaries to, and its subsidiaries shall not, sell, pledge, transfer or otherwise dispose of the WMC Interest or any interest therein, including through the creation of any Lien thereon.

         3.3. Further Assurances; Cooperation. (a) Each of the parties hereto shall perform its obligations under this Agreement and take or cause to be taken and do or cause to be done all things necessary, proper or advisable under applicable law to obtain all necessary regulatory approvals and waivers and all other necessary consents and satisfy all conditions to the obligations of the parties under this Agreement and shall cooperate fully with one another and their respective officers, directors, employees, agents, counsel, accountants and other representatives in connection with any steps required to be taken as a part of their respective obligations under this Agreement; and each party shall do such things as reasonably may be requested by the other parties hereto in order more effectively to consummate the Merger or the Sale, as the case may be (including, but not limited to, promptly delivering to the other information necessary to prepare and pursue all necessary regulatory filings, approvals and waivers).

         (b) In the event that a change in the structure of the Exchange would be necessary or desirable to accomplish a tax-free merger or reorganization (including a reorganization described in Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended), USW and ATI shall take all reasonable steps necessary to accommodate such change to the extent it would not adversely affect the parties' rights or obligations under the terms of the Merger Agreement or this Agreement; provided that in any such event ATI and USW shall negotiate in good faith to appropriately compensate the other to the extent adversely affected by such change.

         3.4. Occurrence of the Exchange Prior to Final MFJ Relief. If the Effective Time or the Closing, as the case may be, shall occur as a result of USW's sending a notice pursuant to Section 1.2(a) prior to the date on which Final MFJ Relief first occurs, the parties agree that: (i) ATI shall not be obligated to take any action or forego any business opportunity in order to accommodate USW's election to cause the Merger or Sale to occur prior to the date on which Final MFJ Relief first occurs, (ii) ATI shall not be obligated to take any action or forego any business opportunity in order to enable USW to maintain beneficial ownership of any capital stock of ATI and (iii) if (A) an activity or proposed activity in which ATI or an Affiliate is or would be engaged, or a transaction or proposed transaction to which ATI or an Affiliate is or would be a party, is not or would not be, or is perceived by any regulatory authority not to be, in compliance with the MFJ, and (B) the indemnification of ATI by USW pursuant to Section 5.1(b)(ii) is unavailable or inadequate, then USW shall take all actions necessary in order to avoid or correct such noncompliance and to allow ATI at all times to operate its business free of any and all MFJ restrictions.

         3.5. Provision in Case of Consolidation or Merger of ATI. In the event that prior to the Effective Time or the Closing, as the case may be, ATI shall enter into an agreement of merger, consolidation or other business combination with any Person ("Acquiring Corporation") which has a class of equity securities having substantially the same rights as ATI Common Stock (including but not limited to voting, dividend, liquidation, and redemption rights) ("Acquiror Common Stock"), and in connection with such agreement
(i) the Acquiring Corporation shall acquire at least 85% of the Voting Power Outstanding or ATI Common Stock will no longer be registered with the Securities and Exchange Commission pursuant to section 12(b) or 12(g) of the Exchange Act or (ii) the Acquiring Corporation shall acquire assets satisfying the requirements of clauses (A), (B) and (C) of clause (ii) of the definition of Change of Control contained in the Investment Agreement between the parties dated the date hereof, and a majority of the value of the consideration to be received by ATI in exchange therefor shall not consist of assets (or interests in assets) of a like kind or nature, then ATI shall cause such agreement to provide that upon consummation of such consolidation, merger or other business combination this Agreement and the Merger Agreement shall be deemed to be modified and amended to provide that USW shall receive Acquiror Common Stock rather than ATI Common Stock in any Merger or Sale. Accordingly, from and after such consummation references herein to ATI Common Stock shall be deemed to be references to Acquiror
Common Stock (including for purposes of Section 6.1(i)). If any such consolidation, merger or other business combination shall be consummated after the Notice Date and prior to the Closing, the Closing shall be delayed for an appropriate period to determine under Section 1.3 the number of shares of Acquiror Common Stock to be issued at the Effective Time or the Closing, as the case may be, and to satisfy all conditions to the Merger or the Closing. ATI shall not enter into any such consolidation, merger or other business combination unless the Acquiring Corporation assumes in writing all the obligations of ATI hereunder. The provisions of this Section 3.5 shall apply to successive consolidations, mergers or other business combinations.

         3.6. Contributions, Distributions and Dividends After the Notice Date. ATI agrees to compensate USW at the Effective Time or at the Closing, as the case may be, for (i) any dividends (other than those for which adjustments have been made pursuant to Section 1.3(i)) that would have been received prior to the Effective Time or the Closing Date by USW in respect of the Aggregate Consideration if the Aggregate Consideration had been issued to USW on or prior to the first record date therefor announced by ATI subsequent to the Notice Date, and (ii) any capital contributions to WMC made by USW or its Affiliates with respect to the WMC Interest during the period after the Notice Date and prior to the Effective Time or the Closing, as the case may be. USW agrees to make, or to cause to be made, all capital contributions due after the Notice Date and prior to the Effective Time or the Closing, as the case may be, to the extent any such capital contribution, if not made, would constitute a Defaulted Contribution (as defined in the WMC Partnership Agreement). USW agrees to compensate ATI at the Closing for any distributions received by USW or its Affiliates with respect to the WMC Interest during the period after the Notice Date and prior to the Closing.


                                   ARTICLE IV
                       CONDITIONS TO CLOSING OF THE SALE

         4.1. Conditions to Each Party's Obligation to Effect the Sale. The obligations of the parties hereto to consummate the Sale are subject to the satisfaction or waiver, at or before the Closing, of each of the following conditions:

         (a) No Prohibition. The consummation of the Sale shall not be prohibited by any order, decree or injunction of a court of competent jurisdiction (each party agreeing to use all reasonable efforts to have any such order reversed or injunction lifted), and there shall not have been any action taken or any statute, rule or regulation enacted, promulgated or deemed applicable to the Sale by any Governmental Entity that makes consummation of the Sale illegal.

         (b) Authorizations. All required authorizations, orders, grants, consents, permissions, approvals and waivers of any governmental entity with jurisdiction over the Sale (including all filings under the HSR Act and the expiration of all waiting periods thereunder) shall have been received and shall remain in effect, other than authorizations, orders, grants, consents, permissions and approvals the failure of which to receive would not, singly or in the aggregate, have a material adverse effect on the business condition of USW or ATI.

         4.2. Conditions to Obligations of ATI. The obligations of ATI to effect the Sale are subject to the satisfaction or waiver, at or before the Closing, of each of the following conditions, except to the extent that any failure of the conditions set forth in paragraphs (a) or (b) below results in damage to ATI that is fully compensable by monetary damages.

         (a) Representations and Warranties. The representations and warranties of USW set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date.

         (b) Performance of Obligations of USW. USW shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

         (c) No Change of Control. There shall not have been a Change of Control of USW at any time after the date hereof and USW shall not be a party to any agreement which contemplates a transaction (or series of transactions) which, when consummated, would result in a Change of Control of USW.

         4.3. Conditions to Obligations of USW. The obligations of USW to effect the Sale are subject to the satisfaction or waiver, at or before the Closing, of each of the following conditions, except to the extent that the failure of any such condition results in damage to USW that is fully compensable by monetary damages:

         (a) Representations and Warranties. The representations and warranties of ATI set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date.

         (b) Performance of Obligations of ATI. ATI shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

         4.4. Abandonment of Merger or Sale. In the event that the Effective Time or the Closing, as the case may be, has not occurred within two years after the Notice Date, either ATI or USW may elect, subject to the following sentence, by written notice to the other to abandon the Merger or the Sale, as the case may be, in which event this Agreement shall be operative thereafter as if the notice delivered pursuant to Section 1.2 never had been delivered; provided, however, that in the event the 10th anniversary of the date hereof shall have occurred within the foregoing two year period, such two year period may be extended, subject to the following sentence, at the option of either party, by written notice to the other delivered prior to the expiration of such two year period, for one additional year. Notwithstanding the foregoing, the right to abandon the Merger or the Sale, or to extend the two-year period for one additional year, pursuant to this Section shall not be available to any party whose failure to fulfill any obligation under this Agreement or the Merger Agreement has been the cause of, or results in, the failure of the Effective Time or the Closing to have occurred within such period.


                                   ARTICLE V
                                INDEMNIFICATION

         5.1.    Indemnification.

         (a) Indemnification by ATI. ATI shall defend, indemnify and hold harmless USW and each of USW's subsidiaries, shareholders, affiliates, officers, directors, employees, agents, successors and assigns (USW and such persons hereinafter, collectively, "USW's Indemnified Persons"), and shall reimburse USW's Indemnified Persons for, from and against each and every demand, claim, loss, liability, judgment, damage, cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses") imposed on or incurred by USW's Indemnified Persons, directly or indirectly (including without limitation diminution in value of an equity interest), relating to, resulting from or arising out of any inaccuracy in any representation or warranty of ATI herein or in the Merger Agreement in any respect, whether or not USW's Indemnified Persons relied thereon, or any breach or nonfulfillment of any covenant, agreement or other obligation of ATI under this Agreement, the Merger Agreement, or any certificate or other document delivered or to be delivered pursuant hereto. The parties agree that the Tax Adjustment described in Section 1.5(a) is an agreed upon payment limited to the failure to execute the Merger Agreement under the circumstances described therein and is not intended as an admission of the fact or measure of damages for any purpose, and that this Section 5.1 shall govern with respect to a Loss relating to, resulting from or arising out of any other matter described in the foregoing sentence.

        (b) Indemnification by USW. USW shall defend, indemnify and hold harmless ATI and each of ATI's subsidiaries, shareholders, affiliates, officers, directors, employees, agents, successors and assigns (ATI and such persons, collectively, "ATI's Indemnified Persons"), and shall reimburse ATI's Indemnified Persons, for, from and against all Losses imposed on or incurred by ATI's Indemnified Persons, directly or indirectly (including without limitation diminution in value of an equity interest), relating to, resulting from or arising out of (i) any inaccuracy in any representation or warranty of USW herein or in the Merger Agreement in any respect, whether or not ATI's Indemnified Persons relied thereon, or any breach or nonfulfillment of any covenant, agreement or other obligation of USW under this Agreement, the Merger Agreement, or any certificate or other document delivered or to be delivered pursuant hereto and (ii) the occurrence of the Exchange prior to the time of Final MFJ Relief as a result of USW's sending a notice pursuant to Section 1.2(a) hereof, including but not limited with respect thereto to any Losses suffered as a result of the circumstances described in Section 3.4(iii).

                                   ARTICLE VI
                                 MISCELLANEOUS

         6.1. Definitions. For purposes of this Agreement, the following terms have the following meanings:

         (a) "ATI Common Stock" means shares of the class designated as Common Stock of ATI at the date of this Agreement or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of ATI and which are not subject to redemption by ATI; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         (b) "Fair Public Market Value Per Share" shall mean the price per share as of the Notice Date at which a willing investor would purchase and a willing publicly traded company would sell, the combination of primary shares of ATI Common Stock and ATI Preferred Stock to be issued to USW as contemplated by this Agreement, each being apprised of all relevant facts and circumstances, including without limitation, such investor's pro forma ownership percentage, rights to board representation, voting restrictions, ownership limitations, transfer rights and restrictions and the terms of any preferred stock to be issued (including redemption features), any material non-public information in ATI's possession and any temporary market anomalies existing on the Notice Date, in a single arm's-length negotiated transaction without time constraints.

         (c) "Fair Market Value" means, with respect to the WMC Interest, as of the Notice Date, the price at which a willing seller would sell, and a willing buyer would buy, the WMC Interest each being apprised of all relevant facts with respect to the WMC Interest and neither acting under compulsion, in an arm's-length negotiated transaction with an unaffiliated third party without time constraints.

         (d) "Final MFJ Relief" shall mean that the MFJ has been vacated or is otherwise no longer enforceable or in effect as a result of federal agency action, legislation or final court order and that none of the equal access requirements (as defined under Section II (A) of the MFJ), the nondiscrimination requirements (as defined under Section II (B) of the MFJ) and the line of business restrictions (as defined in Section II (D) of the MFJ) on the Bell Operating Companies (as defined in the MFJ) has been imposed or extended by legislation, final agency action or final court order; provided, however, that Final MFJ Relief shall be deemed to have occurred even though equal access or nondiscrimination requirements remain, in the event that such requirements are imposed equally on the wireless operations of all telecommunications carriers by legislation, final court order or final agency action.

         (e) "Private Market Value of the WMC Interest" is defined as the price, as of the Notice Date, at which a willing seller would sell, and a willing buyer would buy, each being apprised of all relevant facts, including the tax effects of the Exchange on the buyer and seller, and neither acting under compulsion, the WMC Interest in an arm's-length negotiation without time constraints, with such price adjusted to include (to the extent not previously included) a pro rata share of any control premium inherent in a sale of WMC as a whole.

         (f) "Voting Power Outstanding" means the aggregate number of votes which may be cast by holders of those securities outstanding which entitle the holders thereof to vote generally on all matters submitted to ATI's shareholders for a vote.

         All capitalized terms in this Agreement which are not defined herein shall have the meanings set forth in the WMC Partnership Agreement as in effect on the date hereof.

         6.2. Termination. This Agreement and the Merger Agreement shall automatically terminate (whether or not a notice has previously been delivered pursuant to Section 1.2 hereof) at such time as USW no longer holds any WMC interest. Subject to Section 3.5(i), upon the consummation of any transaction which results in ATI no longer having a class of equity securities registered with the Securities and Exchange Commission pursuant to Section 12(b) or 12(g) of the Exchange Act having substantially the same rights as the ATI Common Stock, neither USW nor ATI shall have the right to deliver a notice pursuant to
Section 1.2 hereof until such further time as ATI again shall have a class of equity securities registered with the Securities and Exchange Commission pursuant to Section 12(b) or 12(g) of the Exchange Act having substantially the same rights as the ATI Common Stock, and any Merger or Sale as to which the Effective Time or Closing has not yet occurred shall be abandoned and this Agreement shall be operative thereafter as if the notice delivered pursuant to
Section 1.2 never had been delivered. The termination of this Agreement shall not relieve any party from liability for any breach hereof or of the Merger Agreement.

         6.3. Severability. If any term, provision, covenant or restriction of this Agreement is determined to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect, unless such action would substantially impair the benefits to either party of the remaining provisions of this Agreement.

         6.4. Specific Enforcement. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they may be entitled by law or equity.

         6.5. Entire Agreement; Amendments. Except to the extent that other agreements are specifically referred to herein, this Agreement between ATI and USW contains the entire understanding of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein, neither ATI nor USW makes any representation, warranty, covenant or undertaking with respect to such matters. This Agreement may be amended only by a writing executed by the parties hereto. The parties hereto may amend this Agreement without notice to or the consent of any third party.

         6.6. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) when personally delivered or transmitted by telecopier on a business day during normal business hours where such notice is to be received at the address or number designated below or (b) on the business day following the date of mailing by overnight courier, fully prepaid, addressed to such address, whichever shall first occur. The addresses for such communications shall be:

         If to ATI:               AirTouch Communications
                                  425 Market Street
                                  San Francisco, CA 94105
                                  Attention:   Margaret G. Gill
                                               Senior Vice President-Legal,
                                               External Affairs and Secretary
                                  Telecopier:  (415) 658-2298

         With a copy to:          Pillsbury Madison & Sutro
                                  235 Montgomery Street
                                  San Francisco, CA 94104
                                  Attention:   Nathaniel M. Cartmell III
                                  Telecopier:  (415) 983-1200

         If to USW:               U S WEST, Inc.
                                  7800 East Orchard Road
                                  Englewood, CO 80111
                                  Attention:   President
                                  Telecopier:  (303) 793-6294

         With a copy to:          U S WEST, Inc.
                                  7800 East Orchard Road
                                  Englewood, CO 80111
                                  Attention:   General Counsel
                                  Telecopier:  (303) 793-6294

Any party may change its address for notices under this Section 6.6 by giving at least 10 days' prior notice of such changed address to the other party hereto.

         6.7. Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement of this Agreement; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         6.8. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions of this Agreement.

         6.9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and legal representatives. Neither ATI nor USW shall assign this Agreement or any rights hereunder without the prior written consent of the other (which consent may be withheld for any reason in the sole discretion of the party from whom consent is sought); provided, however, that ATI may assign its rights and delegate its obligations under this Agreement to any corporation which becomes the owner of all of the outstanding Voting Securities in connection with the reincorporation of ATI and which agrees in writing to be bound by the terms of this Agreement and thereafter all references to ATI hereunder shall become references to such assignee; and provided further that USW may assign its rights (but not its obligations) under this Agreement to a Wholly Owned Subsidiary that is the direct beneficial owner of the WMC Interest.

         6.10. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision of this Agreement be enforced by, any other person.

         6.11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.

         6.12. Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         6.13. Arbitration. The parties agree to submit to arbitration their disputes described in the Arbitration Agreement dated the date hereof between ATI and USW.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

AIRTOUCH COMMUNICATIONS                    U S WEST, INC.


     /s/  L. L. CHRISTENSEN                     /s/  CHARLES M. LILLIS
By ____________________________            By ______________________________
   Name:  L. L. Christensen                   Name:  Charles M. Lillis
   Title: Executive Vice President            Title: Executive Vice President
          and Chief Financial Officer

                                                                    EXHIBIT A


                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of _______________, by and among AIRTOUCH COMMUNICATIONS, a __________ corporation ("ATI"), ___________ a Delaware corporation and wholly owned direct subsidiary of ATI ("ATI Sub"), U S WEST, INC., a Colorado corporation ("USW"), and __________, a Delaware corporation and wholly owned direct subsidiary of USW ("USW Sub"),

                              W I T N E S S E T H:

         WHEREAS, affiliates of ATI and USW have formed WMC Partners L.P., a Delaware limited partnership ("WMC"), pursuant to an Agreement of Limited Partnership dated as of July 25, 1994 (the "WMC Partnership Agreement"); and

         WHEREAS, ATI and USW are parties to an Agreement of Exchange, dated as of July 25, 1994 (the "Agreement of Exchange"), pursuant to which each of them has certain rights to cause a merger of ATI Sub with and into USW Sub (the "Merger") in order to effect the exchange of USW's beneficial ownership interest in WMC (the "USW Interest") for capital stock of ATI; and

         WHEREAS, all of the USW Interest is held by USW through USW Sub's direct ownership interest in WMC (the "WMC Interest"); and

         WHEREAS, the Board of Directors of each of ATI, ATI Sub, USW and USW Sub has determined that the Merger is advisable and in the best interests of each of their respective stockholders, and has approved the Merger; and

         WHEREAS, ATI, as sole stockholder of ATI Sub, and USW, as sole stockholder of USW Sub, have approved the Merger;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I
                                   THE MERGER

         1.1.    The Merger.

         (a) Surviving Corporation. Upon the terms and subject to the conditions of this Agreement, the Merger shall be effected in accordance with the provisions of the Delaware General Corporation Law ("DGCL"). As a result of the Merger, the separate corporate existence of ATI Sub shall cease, and USW Sub (sometimes referred to herein as the "Surviving Corporation") shall continue as the surviving corporation of the Merger and shall be a wholly owned subsidiary of ATI.

         (b) Effective Time. The Merger shall be effective when a properly executed certificate of merger, prepared in accordance with Section 251 of the DGCL and incorporating the terms hereof to the extent required thereby (the "Certificate of Merger"), together with any other documents required by law to effectuate the Merger, shall be filed on behalf of ATI Sub and USW Sub with the Secretary of State of the State of Delaware, or at such later time as is specified in the Certificate of Merger (the "Effective Time").

         1.2.    Certificate of Incorporation; By-laws; Officers and Directors.

         (a) Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of USW Sub shall become amended to read in its entirety as set forth in Annex A hereto. As so amended, the Certificate of Incorporation of USW Sub shall be the Restated Certificate of Incorporation of the Surviving Corporation, and thereafter may be amended in accordance with its terms and as provided by law.

         (b) By-laws. At the Effective Time, the By-laws of USW Sub as in effect immediately prior to the Effective Time shall be amended in their entirety as set forth in Annex B hereto. As so amended, the By-laws of USW Sub shall become the By-laws of the Surviving Corporation, and may thereafter be amended in accordance with their terms and as provided by law.

         (c) Officers and Directors. The officers and directors of ATI Sub in office immediately prior to the Effective Time shall become the officers and directors of the Surviving Corporation (and the terms of office of the officers and directors of USW Sub shall terminate).

         1.3. Conversion of Shares.

         (a) USW Sub Shares. At the Effective Time, by virtue of the Merger and without any action on the part of USW or the holder of all issued and outstanding shares of common stock, par value ___ per share, of USW Sub (the "USW Sub Common Stock"), each share of USW Sub Common Stock validly issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become the Merger Consideration. The Merger Consideration shall be equal to that number of shares of (i) common stock, par value $___ per share, of ATI (the "ATI Common Stock") and (ii) Series B Participating Redeemable Preferred Stock, par value $___ per share, of ATI (the "ATI Preferred Stock"), if any, which constitutes the Aggregate Consideration (as defined in the Agreement of Exchange), divided by the total number of issued and outstanding shares of USW Sub Common Stock. Each such share of ATI Common Stock and ATI Preferred Stock, if any, shall be validly issued, fully paid and non-assessable. No fractional shares of ATI Common Stock or ATI Preferred Stock shall be issued in the Merger, and if USW would be entitled to receive a fractional share as a result of the Merger, USW shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying the closing sale price per share of ATI Common Stock on the New York Stock Exchange on the trading day next preceding the Effective Time by the fraction of a share of ATI Common Stock or ATI Preferred Stock to which USW would otherwise have been entitled. No such cash in lieu of fractional shares shall be paid to USW until certificates representing all issued and outstanding shares of USW Sub Common Stock are surrendered in accordance with Section 1.4(a).

         (b) ATI Sub Shares. At the Effective Time, each share of common stock, par value $___ per share, of ATI Sub validly issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $___ per share, of the Surviving Corporation.

         1.4.    Surrender and Exchange.

         (a) From and after the Effective Time, an agent to be designated by ATI and approved by USW shall effect the exchange of certificates that, prior to the Effective Time, represented USW Sub Common Stock. USW, as sole holder of all of the issued and outstanding shares of USW Sub Common Stock, shall be entitled to receive, upon surrender of such certificates, the Merger Consideration payable in respect of such shares as provided for in Section 1.3, and such certificates shall thereafter be canceled. After the Effective Time, each such certificate shall, until so surrendered, represent for all purposes only the right to receive such Merger Consideration. After the Effective Time, there shall be no further registration of transfers of shares of USW Sub Common Stock outstanding prior to the Effective Time.

         (b) No dividends, interest or other distributions with respect to the Merger Consideration shall be paid to the holder of any unsurrendered certificates representing the USW Sub Common Stock outstanding prior to the Effective Time until such certificates are surrendered as provided in this Section. Upon such surrender, there shall be paid, without interest, to USW as the person in whose name the certificates representing the Merger Consideration into which such shares were converted are registered, all dividends, interest and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time.

         1.5. Certain Effects of the Merger. At the Effective Time, USW Sub, as the Surviving Corporation, shall thereupon and thereafter possess all the rights, privileges, powers and franchises, of a public as well as of a private nature, and be subject to all restrictions, disabilities and duties of each of ATI Sub and USW Sub (collectively, the "Constituent Corporations"); and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the several and respective Constituent Corporations; and the title to any real estate, vested by deed or otherwise, under the laws of Delaware or elsewhere in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of each of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

         1.6. Closing of the Merger. As soon as practicable after the satisfaction (or waiver, if applicable) of the conditions set forth in Article IV, USW Sub and ATI Sub, as appropriate, shall execute in the manner required by the DGCL, and shall file with the Secretary of State of the State of Delaware, the Certificate of Merger. At the Effective Time, a closing (the "Closing") will be held at such place and time as the parties may agree for the purpose of confirming all of the foregoing. The date of such Closing is referred to hereinafter as the "Closing Date." Except as specifically stated herein, all references herein to "ATI Sub" with respect to matters following the Effective Time shall be deemed to refer to USW Sub.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1. Representations and Warranties of ATI and ATI Sub. Each of ATI and ATI Sub hereby represents and warrants to USW and USW Sub as follows:

         (a) Organization and Qualification. It is a corporation duly organized and existing in good standing under the laws of the state of its incorporation and has the corporate power to own its properties and to carry on its business as now being conducted.

         (b) Authorization; Enforcement. It has full legal right, power and authority to enter into and perform this Agreement; the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by it; this Agreement has been duly executed and delivered by it and this Agreement constitutes its valid and binding obligation enforceable against it in accordance with its terms, except that (i) such enforcement is subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies and (ii) the remedies of specific performance and injunctive relief may be subject to general principles of equity.

         (c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any of its properties or assets pursuant to any agreement, indenture or instrument to which it is a party or by which any of the properties or assets is bound or affected, or result in a violation of its certificate of incorporation or by-laws or any law, rule, regulation, order, judgment or decree applicable to it or by which any of its properties or assets is bound or affected. No consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance by it of this Agreement, except to the extent of (i) any applicable requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) any consent or approval of the FCC or any other federal or state governmental agency the necessity of which arises solely out of WMC's licenses or operations, (iii) any filings required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (iv) any filings expressly contemplated hereby.

         (d) Authorization of ATI Common Stock and ATI Preferred Stock. ATI has taken all necessary action to permit it to issue the number of shares of ATI Common Stock and ATI Preferred Stock, if any, issuable pursuant to the terms of this Agreement. Such shares will, when issued, be validly issued, fully paid and nonassessable and no person will have any preemptive right of subscription or purchase in respect thereof.

         (e) Amendment to Stockholder Rights Plan. ATI has amended its Rights Agreement dated as of ____________, ____ with ________________ so that USW shall not be deemed to be an "Acquiring Person" in connection with its becoming a "Beneficial Owner" of "Common Shares" (as such terms are defined in the Rights Agreement) pursuant to this Agreement. The Company has furnished to USW a true and correct copy of such Rights Agreement, as so amended.

         2.2. Representations and Warranties of USW and USW Sub. Each of USW and USW Sub hereby represents and warrants to ATI and ATI Sub as follows:

         (a) Organization and Qualification. It is a corporation duly organized and existing in good standing under the laws of the state of its incorporation and has the corporate power to own its properties and to carry on its business as now being conducted.

         (b) Authorization; Enforcement. It has full legal right, power and authority to enter into and perform this Agreement; the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by it; this Agreement has been duly executed and delivered by it and this Agreement constitutes its valid and binding obligation enforceable against it in accordance with its terms, except that (i) such enforcement is subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies and (ii) the remedies of specific performance and injunctive relief may be subject to general principles of equity.

         (c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any of its properties or assets pursuant to any agreement, indenture or instrument to which it is a party or by which any of the properties or assets is bound or affected, or result in a violation of its certificate of incorporation or by-laws or any law, rule, regulation, order, judgment or decree applicable to it or by which any of its properties or assets is bound or affected. No consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance by it of this Agreement, except to the extent of (i) any applicable requirements under the HSR Act, (ii) any consent or approval of the FCC or any other federal or state governmental agency the necessity of which arises solely out of WMC's licenses or operations, (iii) any filings required under the Exchange Act, or (iv) any filings expressly contemplated hereby.

         (d) Capitalization. On the date hereof, the authorized capital stock of USW Sub consists of ____ shares of USW Sub Common Stock, all of which are issued and outstanding. There are no outstanding warrants, options, convertible securities or other rights requiring the issuance or transfer of any share of USW Sub capital stock. Each share of USW Sub Common Stock has been validly issued and is fully paid, nonassessable and free of preemptive or other similar rights. USW Sub has not effected any distributions on or redemptions or repurchase of any of its capital stock on or after the Notice Date (as defined in the Agreement of Exchange), or made any payment to another party other than for Permitted Liabilities.

         (e) Title. USW is, and at the Effective Time will be, the sole record and beneficial owner of all issued and outstanding shares of USW Sub Common Stock, free and clear of all liens, adverse claims, pledges, security interests, options, liabilities or other contractual, legal or equitable rights or encumbrances (collectively, "Liens"); and immediately after the Effective Time, ATI will be the owner of all the right, title and interest of USW to and in all of the issued and outstanding shares of USW Sub Common Stock free and clear of any Liens. USW Sub at all times on and subsequent to the Notice Date has been, and at the Effective Time will be, the sole legal and beneficial owner of the WMC Interest, free and clear of all Liens. The WMC Interest owned by USW Sub constitutes and at the Effective Time will constitute the entirety of any beneficial interest in WMC held directly or indirectly by USW.

         (f) Assets and Liabilities of USW Sub. USW Sub at all times on and subsequent to the Notice Date has had, and at the Effective Time will have, as its only assets the WMC Interest and the contract rights under this Agreement and the WMC Partnership Agreement and at all times on and subsequent to the Notice Date has had, and at the Effective Time will have, no liabilities or obligations of any nature (known or unknown, absolute, accrued, contingent or otherwise) other than those expressly contemplated by or arising solely out of actions pursuant to and not inconsistent with this Agreement or the WMC Partnership Agreement (such liabilities to be known as the "Permitted Liabilities").


                                  ARTICLE III
                                   COVENANTS

         3.1. Covenants of USW and USW Sub. From the date of this Agreement to the Effective Time, USW shall not permit USW Sub to, and USW Sub shall not:
(i) conduct any business other than the holding of the WMC Interest and engaging in acts and business incidental thereto, (ii) incur any indebtedness or liabilities or Liens other than Permitted Liabilities, (iii) dissolve, make or propose any change or amendment to its certificate of incorporation or by-laws, issue any securities, merge, consolidate or sell its securities or assets or any interest therein with or to any other person or firm except as contemplated or permitted herein, (iv) effect any distributions on or redemptions or repurchases of any capital stock, or (v) sell, pledge, transfer or otherwise dispose of the WMC Interest or any interest therein, including through the creation of any Lien thereon (and USW shall not take any such action with respect to the USW Sub Common Stock). USW shall cause USW Sub to, and USW Sub shall, make adequate provision for payment of taxes and on a timely basis file all federal, state and local income tax returns and pay in full all taxes that have become due as reflected on any such return and any interest and penalties with respect thereto. [The parties hereto agree that USW Sub shall, if possible, exercise its option to be excluded from the affiliated group of USW pursuant to Treasury Regulations Section 1.1502-76(b)(5)(ii) and file its own separate federal tax returns.]

         3.2. Further Assurances; Cooperation. Each of the parties hereto shall perform its obligations under this Agreement or the Agreement of Exchange and take or cause to be taken and do or cause to be done all things necessary, proper or advisable under applicable law to obtain all necessary regulatory approvals and waivers and all other necessary consents and satisfy all conditions to the obligations of the parties under this Agreement, and shall cooperate fully with one another and their respective officers, directors, employees, agents, counsel, accountants and other representatives in connection with any steps required to be taken as a part of their respective obligations under this Agreement; and upon the execution of this Agreement and thereafter, each party shall do such things as may be reasonably requested by the other parties hereto in order more effectively to consummate the Merger.


                                   ARTICLE IV
                               CLOSING CONDITIONS

         4.1. Conditions to Each Party's Obligation to Effect the Merger. The obligations of the parties hereto to consummate the Merger are subject to the satisfaction or waiver, at or before the Effective Time, of each of the following conditions:

         (a) No Prohibition. The consummation of the Merger shall not be prohibited by any order, decree or injunction of a court of competent jurisdiction (each party agreeing to use all reasonable efforts to have any such order reversed or injunction lifted), and there shall not have been any action taken or any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity that makes consummation of the Merger illegal.

         (b) Authorizations. All required authorizations, orders, grants, consents, permissions, approvals and waivers of any Governmental Entity with jurisdiction over the Merger (including all filings under the HSR Act and the expiration of all waiting periods thereunder) shall have been received and shall remain in effect, other than those authorizations, orders, grants, consents, permissions and approvals the failure of which to receive would not, singly or in the aggregate, have a material adverse effect on the business condition of USW or ATI.

         4.2. Conditions to the Obligations of ATI and ATI Sub. The obligations of ATI and ATI Sub to effect the Merger are subject to the satisfaction or waiver, at or before the Effective Time, of each of the following conditions, except to the extent that any failure of the conditions set forth in paragraphs (a) or (b) below results in damage to ATI and ATI Sub that is fully compensable by monetary damages.

         (a) Representations and Warranties. The representations and warranties of USW and USW Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as though made on and as of the Effective Time.

         (b) Performance of Obligations of USW and USW Sub. Each of USW and USW Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

         (c) No Change of Control. There shall not have been a Change of Control of USW at any time after July 25, 1994 and USW shall not be a party to any agreement which contemplates a transaction (or series of transactions) which, when consummated, would result in a Change of Control of USW.

         4.3. Conditions to Obligations of USW and USW Sub. The obligations of USW and USW Sub to effect the Merger are subject to the satisfaction or waiver, at or before the Effective Time, of each of the following conditions, except to the extent that the failure of any such condition results in damage to USW and USW Sub that is fully compensable by monetary damages:

         (a) Representations and Warranties. The representations and warranties of ATI and ATI Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties peak as of an earlier date) as of the Effective Time as though made on and as of the Effective Time.

         (b) Performance of Obligations of ATI and ATI Sub. Each of ATI and ATI Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.


                                   ARTICLE V
                                 MISCELLANEOUS

         5.1. Tax Indemnification.

         (a) USW shall be individually responsible for, will pay or cause to be paid, and will individually indemnify and hold harmless ATI's Indemnified Persons on an after-tax basis from and against any and all federal, state, local, and foreign tax liabilities and related costs from or related to each of the following:

                 (i) Any and all taxes with respect to any taxable period of USW Sub, any subsidiary thereof (or any predecessor of any of them) ending on or before the Effective Time;

                 (ii) Any and all taxes with respect to any taxable period ending on or before the Effective Time resulting from USW Sub or any subsidiary thereof having been (or ceasing to be) included in any consolidated, combined or unitary tax return for any such period (including any liability for taxes resulting from a "deferred intercompany transaction," within the meaning of Treasury Regulation
         Section 1.1502-13(a)(2) or any analogous or similar provision under state or local law or regulation);

                 (iii) Any and all taxes arising from any member of a consolidated, combined or unitary group of which USW Sub is or was a member on or before the Effective Time pursuant to Treasury Regulation
         Section 1.1502-6(a) or any analogous or similar provision under state or local law or regulation; and

                 (iv) Any penalty or interest assessed or imposed by any taxing authority.

         (b) There shall be no limitations period with respect to any indemnity in this Section 5.1.

         5.2. Definitions. All capitalized terms in this Agreement which are not defined herein shall have the meanings set forth in the WMC Partnership Agreement.

         5.3. Termination. This Agreement may be terminated or abandoned at any time as provided in Sections 4.4 and 6.2 of the Agreement of Exchange.

         5.4. Legends. All certificates evidencing shares of ATI Common Stock and ATI Preferred Stock, if any, acquired by USW directly or indirectly pursuant to this Agreement shall be endorsed with the legends set forth below:

         THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

         THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF AN INVESTMENT AGREEMENT (INCLUDING THE RESTRICTIONS ON TRANSFER SET FORTH THEREIN), DATED AS OF JULY 25, 1994, BETWEEN THE COMPANY AND USW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE ALIENATED EXCEPT IN ACCORDANCE THEREWITH. A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICE OF THE CORPORATE SECRETARY OF THE COMPANY.

         5.5. Removal of Legends. Any legend endorsed on a certificate pursuant to Section 5.4 shall be removed (i) with respect to the first legend set forth under Section 5.4, (A) if the securities represented by such certificate shall have been effectively registered under the Securities Act or otherwise lawfully sold in a public transaction, or (B) if the holder of such securities shall have provided ATI with an opinion of counsel, in form and substance acceptable to ATI and its counsel stating that a public sale, transfer or assignment of the securities may be made without registration under the Securities Act of 1993, as amended, and (ii), with respect to the second legend set forth under Section 5.4, if the restrictions on transfer set forth in that certain Investment Agreement dated as of July 25, 1994 between ATI and USW shall no longer apply to such securities.

         5.6. Severability. If any term, provision, covenant or restriction of this Agreement is determined to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect, unless such action would substantially impair the benefits to either party of the remaining provisions of this Agreement.

         5.7. Specific Enforcement. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they may be entitled by law or equity.

         5.8. Obligation of ATI or USW. Whenever this Agreement obligates ATI Sub to taken any action, such obligation shall be deemed to include an undertaking on the part of ATI to cause ATI Sub to take such action. Whenever this Agreement obligates USW Sub to take any action, such obligation shall be deemed to include an undertaking on the part of USW to cause USW Sub to take such action.

         5.9. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions of this Agreement.

         5.10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and legal representatives. Neither ATI or ATI Sub nor USW or USW Sub shall assign this Agreement or any rights hereunder without the prior written consent of the others (which consent may be withheld for any reason in the sole discretion of the party from whom consent is sought).

         5.11. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision of this Agreement be enforced by, any other person.

         5.12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws.

         5.13. Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         5.14. Expenses. Each party shall bear its own expenses in connection with the execution, delivery and performance of this Agreement, except that USW shall bear all such expenses incurred by USW Sub and such expenses shall not be considered Permitted Liabilities for purposes of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

AIRTOUCH COMMUNICATIONS                   U S WEST, INC.



By _____________________________          By _____________________________
   Name:                                     Name:
   Title:                                    Title:


[ATI SUB]                                 [USW SUB]



By _____________________________          By ______________________________
   Name:                                     Name:
   Title:                                    Title:

                                                                     EXHIBIT B

               SERIES B PARTICIPATING REDEEMABLE PREFERRED STOCK
                                SUMMARY OF TERMS

HOLDER:                             U S West, Inc. or its affiliates ("USW").

NUMBER OF SHARES:                   To be determined in accordance with the Agreement of
                                    Exchange between AirTouch Communications ("ATI") and USW
                                    to be dated July 25, 1994.

DIVIDENDS:                          USW shares ratably and proportionately with holders of ATI
                                    Common Stock in the payment of dividends when, as and if
                                    declared by the Board of Directors.

LIQUIDATION VALUE:                  Liquidation value per share of Series B Preferred stock is equal to the fair market value, at the date of redemption, of one share of ATI Common Stock.

REDEMPTION:                         Redeemable at USW's option for a price equal to the
                                    Liquidation Value.  Redemption price is locked in on the date
                                    USW delivers redemption notice; payment (including interest at rate TBD) to be made no later than 180 days thereafter.
                                    Amounts redeemed count against twelve-month maximum in
                                    Section 5.3(a)(w) of the Investment Agreement between ATI
                                    and USW to be dated July 25, 1994.

CONVERSION:                         The Series B Preferred Stock is not convertible.

RESTRICTIONS ON TRANSFER:           Shares of Series B Preferred Stock may not be transferred
                                    except to wholly owned subsidiaries of USW.

VOTING RIGHTS:                      None.

BOARD REPRESENTATION:               Series B Preferred Stock does not by itself entitle USW to representation on the Board of Directors.

                                     -1-